Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

155 NORTH WACKER DRIVE

CHICAGO, ILLINOIS 60606-1720

April 8, 2013	FIRM/AFFILIATE OFFICES
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Credit Acceptance Corporation 25505 W. Twelve Mile Road Southfield, MI 48034

Ladies and Gentlemen:

We have acted as special counsel to Credit Acceptance Corporation, a Michigan corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of the following securities by the Company: (i) shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”); (ii) shares of Preferred Stock of the Company, par value $.01 per share, to be issued in one or more series (the “Preferred Stock”); (iii) debt securities of the Company, which may be issued in one or more series (the “Debt Securities”) under an indenture (the “Indenture”) proposed to be entered into between the Company and U.S. Bank National Association, as trustee (the “Trustee”), the form of which is being filed as an exhibit to the Registration Statement; (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreements (each, a “Warrant Agent”); and (v) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

Credit Acceptance Corporation

April 8, 2013

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined and relied upon (i) the Registration Statement and (ii) the form of the Indenture being filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in paragraphs 1 and 2 below, the validity and binding effect thereof on such parties. We have assumed that the Company is and has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have the requisite legal status and legal capacity, under the laws of the State of Michigan and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indenture, any supplemental indentures thereto, the Warrant Agreements and the Registration Statement. We have also assumed that the Indenture and any supplemental indentures thereto and each Warrant Agreement will be duly authorized, executed and delivered by the applicable Trustee or Warrant Agent, as the case may be, and, in the case of the Indenture, in substantially the form reviewed by us, and that each Debt Security or Warrant that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee or Warrant Agent, as the case may be. We have assumed that the choice of New York law to govern the Debt Securities and the Indenture and any supplemental indentures thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements, that such choice is a valid and legal provision and that the Warrant

Credit Acceptance Corporation

April 8, 2013

Agreements and the Warrants will contain all provisions required under the laws of the State of Michigan in respect of contracts for the sale of securities issued by a Michigan corporation. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the board of directors of the Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities, the Indenture and any supplemental indenture thereto and related matters, (v) any supplemental indenture in respect of the Offered Debt Securities has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in

Credit Acceptance Corporation

April 8, 2013

conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities so as not to violate any applicable law, the articles of incorporation of the Company as then in effect (the “Charter”), the bylaws of the Company as then in effect (the “Bylaws”), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Trustee, and (vii) the Offered Debt Securities have been issued in a form that complies with the Indenture and any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of the Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants of such series (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the

Credit Acceptance Corporation

April 8, 2013

Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the applicable Warrant Agreement and related matters, (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by each party thereto, (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Charter as then in effect or the Bylaws as then in effect or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the applicable Warrant Agent, (vii) the securities relating to such Offered Warrants have been duly authorized for issuance by the issuer or issuers of such securities, (viii) the Debt Securities, if any, relating to such Offered Warrants have been duly executed and authenticated in accordance with the provisions of the applicable indenture and any supplemental indenture thereto and duly delivered to the purchasers thereof upon exercise of the Offered Warrants and payment of the agreed upon consideration therefor, and (ix) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K or other applicable report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of

Credit Acceptance Corporation

April 8, 2013

the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP